Exhibit 99.1

SANDRIDGE ENERGY, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information reflects the historical financial statements of SandRidge Energy, Inc. (“SandRidge”) and Dynamic Offshore Resources, LLC (“Dynamic”), each as adjusted for certain acquisition or divesture transactions, and further adjusted to give effect to (i) the acquisition of Dynamic by SandRidge and the issuance of approximately 74.0 million shares of SandRidge common stock and 8.125% Senior Notes due 2022, herein referred to as the financing transactions, to fund the Dynamic acquisition and (ii) the conveyance of royalty interests in certain oil and natural gas properties (the “Mississippian Trust II Royalty Interests”) to SandRidge Mississippian Trust II by SandRidge. These transactions are described further below.

• Dynamic Acquisition. On April 17, 2012, SandRidge completed its acquisition of Dynamic, a Delaware limited liability company, for approximately $1.2 billion, comprised of approximately $680.0 million in cash and approximately 74.0 million shares of SandRidge common stock, referred to herein as the Dynamic Acquisition. Dynamic is an oil and natural gas exploration, development and production company with operations in the Gulf of Mexico.

• 8.125% Senior Notes due 2022. On April 17, 2012, concurrent with the closing of the Dynamic Acquisition, SandRidge issued 8.125% Senior Notes due 2022 (the “8.125% Senior Notes”). Net proceeds from the offering were approximately $730.7 million after deducting offering expenses, and were used to finance the cash portion of the Dynamic Acquisition.

• SandRidge Mississippian Trust II. On April 23, 2012, SandRidge Mississippian Trust II (the “Mississippian Trust II”), a newly formed Delaware statutory trust, completed its initial public offering of 29,900,000 common units representing beneficial interests in the Mississippian Trust II. Net proceeds to the Mississippian Trust II, after underwriting discounts and commissions, were $590.2 million. Concurrent with the closing, SandRidge conveyed certain royalty interests to the Mississippian Trust II in exchange for the net proceeds of the Mississippian Trust II’s initial public offering, which were further reduced by $3.1 million for a structuring fee paid to certain of the underwriters, and 19,825,000 units (7,393,750, common units and 12,431,250, subordinated units) representing approximately 39.9% of the beneficial interest in the Mississippian Trust II. The Mississippian Trust II Royalty Interests are in certain existing wells and wells to be drilled on oil and natural gas properties leased by SandRidge in the Mississippian formation in northern Oklahoma and southern Kansas within an area of mutual interest. SandRidge intends to use the net proceeds from the offering for general corporate purposes, which may include the funding of its drilling program.

The unaudited pro forma condensed combined balance sheet is based on the unaudited March 31, 2012 SandRidge and Dynamic balance sheets and includes pro forma adjustments to give effect to the Dynamic Acquisition, the financing transactions and the conveyance of the Mississippian Trust II Royalty Interests as if those transactions occurred on March 31, 2012. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2012 is based on the unaudited statements of operations of SandRidge and Dynamic for the three months ended March 31, 2012 and includes pro forma adjustments to give effect to the Dynamic Acquisition, the financing transactions and the Mississippian Trust II Royalty Interests conveyance as if those transactions occurred on January 1, 2011. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2011 is based on the audited statements of operations of SandRidge and Dynamic for the year ended December 31, 2011, as further discussed below, and includes pro forma adjustments to give effect to the Dynamic Acquisition and the financing transactions as if they occurred on January 1, 2011.

SandRidge’s historical results for the year ended December 31, 2011 have been adjusted on a pro forma basis to give effect to (i) its conveyance of the Mississippian Trust II Royalty Interests to the Mississippian Trust II (as described above), (ii) the sale of certain producing properties located in eastern Texas (the “East Texas Properties”) and (iii) its conveyance of royalty interests in certain oil and natural gas properties located in Andrews County, Texas (the “Permian Trust Royalty Interests”) to SandRidge Permian Trust. SandRidge’s historical results have also been adjusted to give effect to SandRidge’s July 2010 acquisition of Arena Resources, Inc. (“Arena”), including all related adjustments, as if they had occurred prior to 2011. The sale of the East Texas Properties, the conveyance of the Permian Trust Royalty Interests and the acquisition of Arena are described further below.

•

East Texas Sale. On November 14, 2011, SandRidge sold producing properties located on over 23,000 net acres in Gregg, Harrison, Rusk and Panola counties in Texas for an agreed upon price of $231.0 million (“East Texas Sale”).

•

SandRidge Permian Trust. On August 16, 2011, the SandRidge Permian Trust (the “Permian Trust”) completed its initial public offering of 34,500,000 common units representing beneficial interests in the Permian Trust. Net proceeds to the Permian Trust, after certain offering expenses, were $580.6 million. Concurrent with the closing, SandRidge conveyed the Permian Trust Royalty Interests to the Permian Trust in exchange for the net proceeds of the Permian Trust’s initial public offering and 18,000,000 units (4,875,000 common units and 13,125,000 subordinated units), representing approximately 34.3% of the beneficial interest in the Permian Trust. The Permian Trust Royalty Interests conveyed to the Permian Trust are in certain oil and natural gas properties located in the Central Basin Platform of the Permian Basin in Andrews County, Texas and entitle the Permian Trust to a percentage of the proceeds from the sale of oil, natural gas and natural gas liquids production from currently producing wells and development wells to be drilled by SandRidge within an area of mutual interest. SandRidge used a portion of the net proceeds from the offering to repay borrowings under its senior credit facility and for general corporate purposes.

•

Arena Acquisition. On July 16, 2010, SandRidge completed the acquisition of all of the outstanding shares of common stock of Arena, referred to herein as the Arena Acquisition. In connection with the acquisition, SandRidge paid $4.50 in cash and issued 4.7771 shares of SandRidge common stock for each share of Arena common stock outstanding for a total value per share of $35.79, based upon the $6.55 closing price of SandRidge common stock on July 16, 2010, the closing date of the acquisition. The consideration received by Arena shareholders was valued at $1.4 billion in the aggregate. SandRidge was the surviving parent company after completion of the acquisition. Arena was an oil and natural gas exploration, development and production company with operations in Texas, Oklahoma, Kansas and New Mexico. In the second quarter of 2011, SandRidge completed its valuation of assets acquired and liabilities assumed related to the acquisition of Arena.

Dynamic’s historical consolidated statement of operations for the year ended December 31, 2011 has also been adjusted on a pro forma basis to give effect to its acquisition of certain oil and natural gas interests in the Gulf of Mexico as described further below.

•

XTO Acquisition. On August 31, 2011, Dynamic acquired certain oil and natural gas interests in the Gulf of Mexico from XTO Offshore Inc. and other related subsidiaries of ExxonMobil Corporation (“Exxon”) for $173.5 million (the “XTO Acquisition”). The properties acquired comprise substantially all of the Gulf of Mexico assets that Exxon acquired as part of its acquisition of XTO Energy, Inc. in 2010 (the “XTO Acquisition Properties”).

The pro forma adjustments reflecting: (i) SandRidge’s conveyance of the Mississippian Trust II Royalty Interests to the Mississippian Trust II, (ii) SandRidge’s sale of the East Texas Properties, (iii) SandRidge’s conveyance of the Permian Trust Royalty Interests to the Permian Trust, (iv) final adjustments recorded in 2011 related to SandRidge’s Arena Acquisition, (v) Dynamic’s acquisition of the XTO Acquisition Properties and (vi) the acquisition of Dynamic by SandRidge under the acquisition method of accounting are preliminary and include the use of estimates and assumptions as described in the related notes. The pro forma adjustments are based on information available to management at the time these unaudited pro forma condensed combined financial statements were prepared. SandRidge believes the estimates and assumptions used are reasonable and the significant effects of the transaction are properly reflected. However, the estimates and assumptions are subject to change as additional information becomes available. The pro forma financial statements do not reflect any cost savings (or associated costs to achieve such savings) from operating efficiencies, synergies or other restructuring that could result from the acquisition. Additionally, the unaudited pro forma condensed combined statements of operations exclude the impact of non-recurring expenses SandRidge and Dynamic have incurred or will incur as a result of the acquisition and related financing, primarily non-capitalizable banking and legal fees, the bargain purchase gain, an income tax benefit resulting from a partial release of the valuation allowance on SandRidge’s deferred tax asset and certain non-recurring adjustments recorded in 2011 relating to SandRidge’s July 2010 acquisition of Arena.

The unaudited pro forma condensed combined financial information is for informational purposes only and is not intended to represent or to be indicative of the results that actually would have occurred had the transactions described above been completed as of the dates set forth in this unaudited pro forma condensed combined financial information and should not be taken as indicative of SandRidge’s future combined results of operations or financial position. The actual results may differ significantly from that reflected in the unaudited pro forma condensed combined financial information for a number of reasons, including, but not limited to, differences between the assumptions used to prepare the unaudited pro forma condensed combined financial information and actual results. The unaudited pro forma financial information should be read in conjunction with the accompanying footnotes, SandRidge’s Quarterly Report on Form 10-Q for the three months ended March 31, 2012 and Annual Report on Form 10-K for the year ended December 31, 2011, the Permian Trust’s Annual Report on Form 10-K for the year ended December 31, 2011, the Mississippian Trust II’s Registration Statement on Forms S-1 and S-3 filed by SandRidge with the United States Securities and Exchange Commission (the “SEC”) on January 5, 2012 and subsequent amendments thereto, Dynamic’s financial statements and related notes for the year ended December 31, 2011 in the Current report on Form 8-K filed on April 9, 2012 and for the three months ended March 31, 2012 included as Exhibit 99.2 to this Current report and other information that SandRidge has filed with the SEC.

SANDRIDGE ENERGY, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

MARCH 31, 2012

	SandRidge Historical	Dynamic Historical	Dynamic Acquisition Pro Forma Adjustments		SandRidge as Adjusted for Dynamic Acquisition	SandRidge Mississippian Trust II Pro Forma Adjustments		SandRidge Pro Forma Combined
	(In thousands, except per share amounts)
ASSETS
Current assets
Cash and cash equivalents	$127,842	$48,468	$(48,468	)(a)
			24,483	(b)	$152,325	$587,087	(m)	$739,412
Accounts receivable, net	240,636	81,569	—		322,205	—		322,205
Derivative contracts	7,526	22,967	—		30,493	—		30,493
Inventories	9,491	—	—		9,491	—		9,491
Costs in excess of billings	1,621	—	—		1,621	—		1,621
Notes receivable — abandonments	—	4,097	2,075	(c)
			(6,172	)(d)	—	—		—
Other current assets	32,324	17,431	(2,571	)(e)
			6,172	(d)	53,356	—		53,356

Total current assets	419,440	174,532	(24,481)		569,491	587,087		1,156,578
Oil and natural gas properties, net (full cost method)	5,034,146	—	1,180,776	(d)
			505,060	(e)	6,719,982	—		6,719,982
Other property, plant and equipment, net	576,668	—	1,342	(d)	578,010	—		578,010
Property and equipment, net	—	1,182,118	(1,182,118	)(d)	—	—		—
Restricted deposits	27,904	—	1,500	(d)	29,404	—		29,404
Derivative contracts	1,109	3,020	—		4,129	—		4,129
Goodwill	235,396	—	—		235,396	—		235,396
Notes receivable — abandonments	—	17,108	(3,775	)(c)
			(13,333	)(d)	—	—		—
Other assets	83,436	14,029	(3,286	)(f)
			11,833	(d)
			(9,243	)(g)
			19,300	(h)	116,069	—		116,069

Total assets	$6,378,099	$1,390,807	$483,575		$8,252,481	$587,087		$8,839,568

LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt	$1,070	$—	$—		$1,070	$—		$1,070
Accounts payable and accrued expenses	601,785	64,758	51,498	(d)	718,041	—		718,041
Billings and estimated contract loss in excess of costs incurred	34,310	—	—		34,310	—		34,310
Derivative contracts	97,462	—	20,238	(d)	117,700	—		117,700
Asset retirement obligation	32,906	74,433	(8,228	)(c)	99,111	—		99,111
Other current liabilities	—	71,736	(71,736	)(d)	—	—		—

Total current liabilities	767,533	210,927	(8,228)		970,232	—		970,232
Long-term debt	2,813,484	345,000	(345,000	)(f)
			750,000	(b)	3,563,484	—		3,563,484
Derivative contracts	292,110	—	3,627	(d)	295,737	—		295,737
Asset retirement obligation	100,126	295,637	(45,659	)(c)	350,104	—		350,104
Deferred income taxes	—	42,561	(42,561	)(i)	—	—		—
Other long-term obligations	13,787	9,525	(3,627	)(d)
			(5,898	)(g)	13,787	—		13,787

Total liabilities	3,987,040	903,650	302,654		5,193,344	—		5,193,344

Equity
SandRidge Energy, Inc. stockholders’ equity:
Preferred stock, $0.001 par value, 50,000 shares authorized 8.5% Convertible perpetual preferred stock; 2,650 shares issued and outstanding at March 31, 2012; aggregate liquidation preference of $265,000	3	—	—		3	—		3
6.0% Convertible perpetual preferred stock; 2,000 shares issued and outstanding at March 31, 2012; aggregate liquidation preference of $200,000	2	—	—		2	—		2
7.0% Convertible perpetual preferred stock; 3,000 shares issued and outstanding at March 31, 2012; aggregate liquidation preference of $300,000	3	—	—		3	—		3
Common stock, $0.001 par value, 800,000 shares authorized; 416,478 issued and 415,544 outstanding (historical) and 490,440 issued and 489,506 outstanding (pro forma)	401	—	74	(e)	475	—		475
Members’ capital	—	487,157	(487,157	)(j)	—	—		—
Additional paid-in capital	4,632,544	—	541,964	(k)	5,174,508	—		5,174,508
Treasury stock, at cost	(6,617)	—	—		(6,617)	—		(6,617)
Accumulated deficit	(3,169,153)	—	67,360	(e)
		—	71,706	(i)
		—	(13,026	)(l)	(3,043,113)	—		(3,043,113)

Total SandRidge Energy, Inc. stockholders’ equity	1,457,183	487,157	180,921		2,125,261	—		2,125,261
Noncontrolling interest	933,876	—	—		933,876	587,087	(m)	1,520,963

Total equity	2,391,059	487,157	180,921		3,059,137	587,087		3,646,224

Total liabilities and equity	$6,378,099	$1,390,807	$483,575		$8,252,481	$587,087		$8,839,568

The accompanying notes are an integral part of this unaudited pro forma financial information.

SANDRIDGE ENERGY, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2012

	SandRidge Historical	Dynamic Historical	Dynamic Acquisition Pro Forma Adjustments		SandRidge as Adjusted for Dynamic Acquisition	SandRidge Mississippian Trust II Pro Forma Adjustments	SandRidge Pro Forma Combined
	(In thousands, except per share amounts)
Revenues
Oil and natural gas	$341,365	$143,792	$(1,504	)(a)	$483,653	$—	$483,653
Drilling and services	29,309	—	—		29,309	—	29,309
Midstream and marketing	8,306	—	—		8,306	—	8,306
Other	2,655	2,874	—		5,529	—	5,529

Total revenues	381,635	146,666	(1,504)		526,797	—	526,797
Expenses
Production	83,310	37,814	15,499	(b)	136,623	—	136,623
Production taxes	12,254	—	642	(b)	12,896	—	12,896
Drilling and services	17,560	—	—		17,560	—	17,560
Midstream and marketing	7,954	—	—		7,954	—	7,954
Exploration	—	2,222	(2,222	)(c)	—	—	—
Depreciation and depletion — oil and natural gas	87,066	45,109	416	(d)
			(149	)(e)	132,442	—	132,442
Depreciation, depletion and amortization — other	14,513	—	—		14,513	—	14,513
Accretion of asset retirement obligation	2,607	—	4,015	(b)
			2,086	(f)	8,708	—	8,708
General and administrative	50,301	7,511	(2,444	)(g)
			(2,474	)(h)	52,894	250 (n)	53,144
Loss on derivative contracts	254,646	—	33,838	(b)	288,484	—	288,484
Loss on sale of assets	3,080	—	—		3,080	—	3,080
Other operating	—	21,463	(20,156	)(b)
			(1,307	)(i)	—	—	—

Total expenses	533,291	114,119	27,744		675,154	250	675,404

(Loss) income from operations	(151,656)	32,547	(29,248)		(148,357)	(250)	(148,607)

Other income (expense)
Interest expense	(66,965)	(2,960)	2,960	(j)
			(15,234	)(j)
			(409	)(j)
			10,875	(k)	(71,733)	—	(71,733)
Loss on derivative contracts	—	(33,838)	33,838	(b)	—	—	—
Other income (expense), net	2,468	(2,099)	—		369	—	369

Total other expense	(64,497)	(38,897)	32,030		(71,364)	—	(71,364)

Loss before income taxes	(216,153)	(6,350)	2,782		(219,721)	(250)	(219,971)
Income tax expense (benefit)	71	(920)	920	(l)	71	—	71

Net loss	(216,224)	(5,430)	1,862		(219,792)	(250)	(220,042)
Less: net income attributable to noncontrolling interest	1,954	—	—		1,954	9,740 (o)	11,694

Net loss attributable to SandRidge Energy, Inc.	(218,178)	(5,430)	1,862		(221,746)	(9,990)	(231,736)
Preferred stock dividends	13,881	—	—		13,881	—	13,881

Loss applicable to SandRidge Energy, Inc. common stockholders	$(232,059)	$(5,430)	$1,862		$(235,627)	$(9,990)	$(245,617)

Loss per share available to SandRidge Energy, Inc. common stockholders
Basic	$(0.58)				$(0.50)		$(0.52)

Diluted	$(0.58)				$(0.50)		$(0.52)

Weighted average number of SandRidge Energy, Inc. common shares outstanding
Basic	400,597		73,962	(m)	474,559		474,559

Diluted	400,597		73,962	(m)	474,559		474,559

The accompanying notes are an integral part of this unaudited pro forma financial information.

SANDRIDGE ENERGY, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2011

	SandRidge Pro Forma Historical (Note 4)	Dynamic Pro Forma Historical (Note 5)	Pro Forma Adjustments		SandRidge Pro Forma Combined
	(In thousands, except per share amounts)
Revenues
Oil and natural gas	$1,187,259	$616,420	$(16,496	)(b)
			3,050	(a)	$1,790,233
Drilling and services	103,298	—	—		103,298
Midstream and marketing	66,690	—	—		66,690
Other	18,431	—	16,496	(b)	34,927

Total revenues	1,375,678	616,420	3,050		1,995,148
Expenses
Production	309,367	133,094	58,087	(b)	500,548
Production taxes	44,850	—	797	(b)	45,647
Drilling and services	65,654	—	—		65,654
Midstream and marketing	66,007	—	—		66,007
Exploration expense	—	15,085	(15,085	)(c)	—
Depreciation and depletion — oil and natural gas	311,459	203,457	(9,843	)(d)
			(10,851	)(e)	494,222
Depreciation and amortization — other	53,630	—	—		53,630
Accretion of asset retirement obligations	9,215	—	15,028	(b)
			7,443	(f)	31,686
Impairment	2,825	—	—		2,825
General and administrative	150,143	24,400	(9,279	)(g)	165,264
Gain on derivative contracts	(44,075)	—	(43,734	)(b)	(87,809)
Gain on sale of assets	(2,044)	—	(19	)(b)	(2,063)
Other operating	—	84,124	(73,893	)(b)
			(10,231	)(i)	—

Total expenses	967,031	460,160	(91,580)		1,335,611

Income from operations	408,647	156,260	94,630		659,537

Other income (expense)
Interest expense	(234,200)	(13,007)	13,007	(j)
			(60,938	)(j)
			(1,636	) (j)	(296,774)
Loss on extinguishment of debt	(38,232)	—	—		(38,232)
Gain on derivative contracts	—	43,734	(43,734	)(b)	—
Bargain purchase gain	—	282	—		282
Other income (expense), net	970	(145)	—		825

Total other (expense) income	(271,462)	30,864	(93,301)		(333,899)

Income before income taxes	137,185	187,124	1,329		325,638
Income tax expense (benefit)	377	(5,359)	5,359	(l)	377

Net income	136,808	192,483	(4,030)		325,261
Less: net income attributable to noncontrolling interest	97,547	460	—		98,007

Net income attributable to SandRidge Energy, Inc.	39,261	192,023	(4,030)		227,254
Preferred stock dividends	55,583	—	—		55,583

(Loss applicable) income available to SandRidge Energy, Inc. common stockholders	$(16,322)	$192,023	$(4,030)		$171,671

(Loss) earnings per share
Basic	$(0.04)				$0.36

Diluted	$(0.04)				$0.36

Weighted average number of common shares outstanding
Basic	398,851		73,759	(m)	472,610

Diluted	398,851		81,553	(m)	480,404

The accompanying notes are an integral part of this unaudited pro forma financial information.

SANDRIDGE ENERGY, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1. Basis of Presentation

On February 1, 2012, SandRidge Energy, Inc. (“SandRidge”) and Dynamic Offshore Holding, LP (the “Seller”) entered into an Equity Purchase Agreement (the “Equity Purchase Agreement”) for SandRidge to acquire 100% of the outstanding equity interests of Dynamic Offshore Resources, LLC (“Dynamic”), a Delaware limited liability company and wholly-owned subsidiary of the Seller. On April 17, 2012, SandRidge completed its acquisition of Dynamic (the “Dynamic Acquisition”) for approximately $1.2 billion, comprised of approximately $680.0 million in cash and approximately 74 million shares of SandRidge’s common stock. Dynamic is an oil and natural gas exploration, development and production company with operations in the Gulf of Mexico.

In conjunction with the Equity Purchase Agreement, SandRidge secured $725.0 million in committed financing (the “Bridge Loan”) from Bank of America, Merrill Lynch, SunTrust Robinson Humphrey and The Royal Bank of Scotland plc that was available for SandRidge’s use to fund the cash portion of the Dynamic purchase price. SandRidge incurred a $10.9 million fee in connection with securing the Bridge Loan. Rather than using the Bridge Loan, however, SandRidge issued $750.0 million of 8.125% Senior Notes due 2022 (the “8.125% Senior Notes”) on April 17, 2012 to fund the cash portion of the Dynamic purchase price. The pro forma effects of the 8.125% Senior Notes and common stock issuance, herein referred to as the financing transactions, have been reflected in the pro forma adjustments.

On April 23, 2012, SandRidge Mississippian Trust II (the “Mississippian Trust II”), a newly formed Delaware statutory trust, completed its initial public offering (“IPO”) of 29,900,000 common units representing beneficial interests in the Mississippian Trust II. Net proceeds to the Mississippian Trust II, after underwriting discounts and commissions, were $590.2 million. Concurrent with the closing, SandRidge conveyed certain royalty interests to the Mississippian Trust II in exchange for the net proceeds of the Mississippian Trust II’s IPO, which were further reduced by $3.1 million for a structuring fee paid to certain of the underwriters, and 19,825,000 units (7,393,750 common units and 12,431,250 subordinated units) representing approximately 39.9% of the beneficial interest in the Mississippian Trust II. The royalty interests conveyed to the Mississippian Trust II are in certain existing wells and wells to be drilled on oil and natural gas properties leased by SandRidge in the Mississippian formation in northern Oklahoma and southern Kansas within an area of mutual interest (the “Mississippian Trust II Royalty Interests”).

The unaudited pro forma condensed combined balance sheet is based on the unaudited March 31, 2012 SandRidge and Dynamic balance sheets and includes pro forma adjustments to give effect to the Dynamic Acquisition, the financing transactions and the conveyance of the Mississippian Trust II Royalty Interests as if those transactions occurred on March 31, 2012. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2012 is based on the unaudited statements of operations of SandRidge and Dynamic for the three months ended March 31, 2012 and includes pro forma adjustments to give effect to the Dynamic Acquisition, the financing transactions and the Mississippian Trust II Royalty Interests conveyance as if those transactions occurred on January 1, 2011. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2012 excludes the impact of non-recurring expenses SandRidge and Dynamic have incurred or will incur as a result of the acquisition and financing transactions, primarily banking and legal fees, the bargain purchase gain and an income tax benefit resulting from a partial release of the valuation allowance on SandRidge’s deferred tax asset. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2011 is based on the audited statements of operations of SandRidge and Dynamic for the year ended December 31, 2011 and includes pro forma adjustments to give effect to the acquisition of Dynamic by SandRidge and the financing transactions as if they had occurred on January 1, 2011. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2011 excludes the impact of non-recurring expenses SandRidge and Dynamic have incurred or will incur as a result of the acquisition and related financings, primarily banking and legal fees, the bargain purchase gain, an income tax benefit resulting from a partial release of the valuation allowance on SandRidge’s deferred tax asset and certain non-recurring adjustments recorded in 2011 relating to SandRidge’s July 2010 acquisition of Arena Resources, Inc. (“Arena”). SandRidge’s historical results for the year ended December 31, 2011 have been adjusted on a pro forma basis to give effect to (i) its conveyance of the Mississippian Trust II Royalty Interests to the Mississippian Trust II , (ii) the sale of certain producing properties located in eastern Texas (the “East Texas Properties”) and (iii) its conveyance of the royalty interests in certain oil and natural gas properties located in Andrews County, Texas (the “Permian Trust Royalty Interests”) to the SandRidge Permian Trust (the “Permian Trust”). SandRidge’s historical results have also been adjusted to give effect to final adjustments recorded in 2011 by SandRidge with respect to its July 2010 acquisition of Arena as if they had occurred prior to 2011. See Note 4 to the unaudited pro forma condensed combined financial statements for further discussion of these pro forma adjustments to the SandRidge historical statement of operations. Dynamic’s historical consolidated statement of operations for the year ended December 31, 2011 has also been adjusted on a pro forma basis to give effect to Dynamic’s 2011 acquisition of certain oil and natural gas interests in the Gulf of Mexico. See Note 5 to the unaudited pro forma condensed combined financial statements for further discussion of these pro forma adjustments to the Dynamic historical statement of operations.

SandRidge believes that the assumptions used in the preparation of these unaudited pro forma condensed combined financial statements provide a reasonable basis for presenting the effects directly attributable to the transactions described above. The unaudited pro forma financial information should be read in conjunction with the accompanying footnotes, SandRidge’s Quarterly

Report on Form 10-Q for the three months ended March 31, 2012 and Annual Report on Form 10-K for the year ended December 31, 2011, the Permian Trust’s Annual Report on Form 10-K for the year ended December 31, 2011, the Mississippian Trust II’s Registration Statement on Forms S-1 and S-3 filed by SandRidge with the United States Securities and Exchange Commission (the “SEC”) on January 5, 2012 and subsequent amendments thereto, Dynamic’s financial statements and related notes for the year ended December 31, 2011 in the Current report on Form 8-K filed on April 9, 2012 and for the three months ended March 31, 2012 included as Exhibit 99.2 to this Current report and other information that SandRidge has filed with the SEC.

Consolidation of the Trusts by SandRidge. In accordance with Accounting Standards Codification Topic 810, including the guidance in Accounting Standards Update 2009-17, SandRidge consolidates the activities of variable interest entities of which it is the primary beneficiary. SandRidge has determined that it is the primary beneficiary of the Permian Trust and began consolidating the activities of the Permian Trust with its results beginning in August 2011. Additionally, SandRidge has determined that it is the primary beneficiary of the Mississippian Trust II and began consolidating the activities of the Mississippian Trust II with its results beginning in April 2012. In consolidation, the royalty trust net income attributable to common units of the royalty trusts owned by third parties is reflected as noncontrolling interest. Accordingly, the pro forma impact of the Permian Trust and Mississippian Trust II Royalty Interests conveyances primarily are limited to giving effect to noncontrolling interest accounting.

Note 2. Pro Forma Adjustments — Unaudited Pro Forma Condensed Combined Balance Sheet

The following adjustments were made in the preparation of the unaudited pro forma condensed combined balance sheet:

(a)	Adjustment to eliminate Dynamic’s cash balance, which was excluded from the assets acquired.

(b)	In connection with the closing of the Dynamic Acquisition, SandRidge received funds, net of approximately $19.3 million in costs, associated with its issuance of $750.0 million principal amount of 8.125% Senior Notes. The net proceeds from the issuance were used to fund the cash portion of the Dynamic purchase price and will be used to pay associated transaction costs of approximately $13.1 million with the remainder of the proceeds used for general corporate purposes.

(c)	Adjustment to Dynamic’s asset retirement obligation and related notes receivable balance as a result of calculating these amounts based on SandRidge’s discount rate of 7.87%. Based on applicable agreements, Dynamic is to be reimbursed specified amounts by sellers of oil and natural gas properties following the performance of decommissioning operations. These reimbursable amounts are presented as notes receivable — abandonments.

(d)	Adjustments to align the presentation of Dynamic’s assets and liabilities based on the asset and liability line items presented by SandRidge.

(e)	Adjustment to reflect consideration paid by SandRidge in the acquisition and adjustments to historical book values of Dynamic’s assets and liabilities as of March 31, 2012 to their estimated fair values, in accordance with the acquisition method of accounting. The following table reflects the preliminary allocation of consideration to the assets acquired and the liabilities assumed and the resulting bargain purchase gain based on the preliminary estimates of fair value (in thousands, except stock price):

Consideration(1)
Shares of SandRidge common stock issued	73,962
SandRidge common stock price	$7.33

Fair value of common stock issued	542,138
Cash consideration(2)	680,000
Cash balance adjustment(3)	13,091

Total purchase price	1,235,229

Estimated Fair Value of Liabilities Assumed
Current liabilities	136,494
Asset retirement obligation(4)	316,183
Long-term deferred tax liability(5)	71,706
Other non-current liabilities	3,627

Amount attributable to liabilities assumed	528,010

Total purchase price plus liabilities assumed	1,763,239

Estimated Fair Value of Assets Acquired
Current assets	125,568
Oil and natural gas properties(6)	1,685,836
Other property, plant and equipment	1,342
Other non-current assets	17,853

Amount attributable to assets acquired	1,830,599

Bargain purchase gain(7)	$(67,360)

(1)	Consideration paid by SandRidge consists of 73,961,554 shares of SandRidge common stock and cash of approximately $680.0 million. The value of the stock consideration is based upon the closing price of $7.33 per share of SandRidge common stock on April 17, 2012 (the closing date of the acquisition). Under the acquisition method of accounting, the purchase price is determined based on the total cash paid and the fair value of SandRidge common stock issued on the acquisition date.

(2)	Cash paid to Dynamic, including amounts paid to retire Dynamic’s long-term debt, was funded through a portion of the net proceeds from SandRidge’s issuance of $750.0 million of 8.125% Senior Notes.

(3)	In accordance with the Equity Purchase Agreement, SandRidge remitted to the Seller a cash payment equal to the difference between Dynamic’s average daily cash balance for the 30-day period ending on the second day prior to closing and the actual cash balance on the second day prior to closing. This resulted in an additional cash payment by SandRidge of $13.1 million at closing.

(4)	The estimated fair value of the acquired asset retirement obligation was determined using SandRidge’s applicable discount rate of 7.87%.

(5)	The deferred tax liability is a result of the difference between the estimated fair value and SandRidge’s expected tax basis in the assets acquired and liabilities assumed from Dynamic.

(6)	The fair value of oil and natural gas properties acquired was estimated using a discounted cash flow model, with future cash flows estimated based upon estimated oil and natural gas reserve quantities and forward strip oil and natural gas prices as of April 17, 2012, discounted to present value using SandRidge’s risk weighted assessments for proved, probable and possible reserves and an industry-based weighted average cost of capital. The actual fair value of oil and natural gas properties may differ from this estimate based upon SandRidge’s additional evaluation of Dynamic’s reserves.

(7)	The bargain purchase gain results from an excess estimated fair value of the net assets acquired over the fair value of the consideration paid. The fair value of the acquired assets and assumed liabilities is ongoing and will be updated as additional information becomes available. As such, the bargain purchase gain is subject to adjustment.

(f)	Adjustment to reflect repayment of Dynamic’s outstanding long-term debt at closing pursuant to the terms of the Equity Purchase Agreement, as well as to eliminate the related unamortized debt issuance costs of $3.3 million.

(g)	Adjustment to reverse the effects of assets and liabilities related to natural gas imbalances recorded by Dynamic under the entitlement method. SandRidge uses the sales method of accounting for natural gas imbalances.

(h)	Adjustment to reflect estimated deferred debt costs associated with the issuance of SandRidge’s 8.125% Senior Notes. See (b) above.

(i)	Adjustment to recognize offset of newly created net deferred tax liability with SandRidge’s existing net deferred tax assets and the resulting release of approximately $71.7 million in the current valuation allowance against those existing net deferred tax assets and to adjust Dynamic’s deferred tax liability to $0 as a result of SandRidge’s net deferred tax asset. The release of the valuation allowance has been reflected as a credit to accumulated deficit in the accompanying unaudited pro forma condensed combined balance sheet, but has not been included in the accompanying unaudited pro forma condensed combined statement of operations due to its non-recurring nature.

(j)	Adjustment to eliminate Dynamic’s historical members’ capital.

(k)	Adjustment to reflect issuance of approximately 74.0 million shares of SandRidge common stock at $7.33 per share (closing stock price on April 17, 2012), net of par value and estimated issuance costs of approximately $0.1 million.

(l)	Adjustment to reflect additional estimated costs related to the acquisition, including professional fees and employee severance. The additional expense has not been included in the accompanying unaudited pro forma condensed combined statements of operations due to its non-recurring nature.

(m)	Adjustment to reflect proceeds from the Mississippian Trust II’s issuance of 29,900,000 common units to third parties through its IPO at $21 per unit net of estimated underwriting fees, offering expenses and structuring fees. Net proceeds will be used for general corporate purposes and to fund SandRidge’s drilling program, which may include funding of SandRidge’s drilling obligation to the Mississippian Trust II.

Note 3. Pro Forma Adjustments — Unaudited Pro Forma Condensed Combined Statements of Operations

The following adjustments were made in the preparation of the unaudited pro forma condensed combined statements of operations:

(a)	Adjustment to reverse the impact on revenues related to natural gas imbalances recorded by Dynamic under the entitlement method. SandRidge uses the sales method of accounting for natural gas imbalances.
(b)	Adjustments to align the presentation of Dynamic’s revenues and expenses based on the statement of operations line items and presentation utilized by SandRidge.

(c)	Adjustment to eliminate expense related to unsuccessful exploration costs, geological and geophysical costs and delay rentals attributable to the development of oil and natural gas properties from Dynamic’s historical financial statements in accordance with the full cost method of accounting for oil and natural gas properties. SandRidge follows the full cost method of accounting for oil and natural gas properties while Dynamic followed the successful efforts method of accounting for oil and natural gas properties. Certain costs that are capitalized under the full cost method are expensed under the successful efforts method. These costs consist primarily of unsuccessful exploration drilling costs, geological and geophysical costs, delay rental on leases, abandonment costs and general and administrative expenses directly related to exploration and development activities.

(d)	Adjustment to depreciation and depletion resulting from the pro forma calculation of the combined entity’s depletion expense under the full cost method of accounting for oil and natural gas properties. The pro forma depletion adjustment utilizes a depletion rate of $15.81 and $15.80 per Boe for the three months ended March 31, 2012 and year ended December 31, 2011, respectively. Under the successful efforts method of accounting, proved property acquisition costs are amortized on a unit-of-production basis over total proved reserves and costs of wells, related equipment and facilities are depreciated over the life of the proved developed reserves that will utilize those capitalized assets on a field-by-field basis. Under the full cost method of accounting, property acquisition costs, costs of wells, related equipment and facilities and future development costs are included in a single full cost pool, which is amortized on a unit-of-production basis over total proved reserves.

(e)	Adjustment to eliminate the impairment of oil and natural gas properties recorded by Dynamic under the successful efforts method of accounting.

(f)	Adjustment to Dynamic’s accretion expense due to changes in the asset retirement obligation as a result of calculating the obligation based upon SandRidge’s discount rate.

(g)	Adjustment to capitalize a portion of Dynamic’s general and administrative expenses as allowed under the full cost method, using capitalization rates of approximately 33% and 38% estimated based upon an analysis of SandRidge’s historical capitalization rate for the three months ended March 31, 2012 and the year ended December 31, 2011, respectively.

(h)	Adjustment to eliminate non-recurring transaction costs related to the acquisition, which were included in SandRidge’s historical statement of operations for the three months ended March 31, 2012.

(i)	Adjustment to eliminate the loss on abandonment recorded by Dynamic under the successful efforts method of accounting. Under full cost accounting, any differences between the recorded asset retirement obligation and actual plugging and abandonment costs are recorded as an adjustment to accumulated depletion.

(j)	Adjustment to eliminate historical interest expense on Dynamic’s debt, which was repaid at closing, record interest expense on the $750.0 million principal amount of 8.125% Senior Notes and amortize estimated debt issuance costs of $19.3 million related to the 8.125% Senior Notes over the term of the notes.

(k)	Adjustment to eliminate the non-recurring fee SandRidge incurred to secure the Bridge Loan, which was included in SandRidge’s historical statement of operations for the three months ended March 31, 2012.

(l)	Adjustment to reverse Dynamic’s income tax benefit. There was no pro forma income tax provision related to the acquisition of Dynamic due to SandRidge’s net deferred tax asset position and the corresponding full valuation allowance.

(m)	Adjustment to weighted average shares outstanding for the issuance of SandRidge common stock in conjunction with the Dynamic Acquisition.

(n)	The Mississippian Trust II’s general and administrative expenses are estimated at $1.3 million annually and include an annual administrative services fee of $0.3 million payable by the Mississippian Trust II to SandRidge that will be eliminated in consolidation.

(o)	Reflects net income of the Mississippian Trust II attributable to the third-party beneficial ownership of 60.1%. Such amounts were estimated based on pro forma distributable income of the Mississippian Trust II of $22.5 million less estimated depletion of $6.3 million for the three months ended March 31, 2012.

Note 4. SandRidge’s Unaudited Pro Forma Condensed Consolidated Statement of Operations

SandRidge’s unaudited pro forma condensed statement of operations for the year ended December 31, 2011 included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2011 gives effect to the following transactions:

•

SandRidge Mississippian Trust II. On April 23, 2012, the Mississippian Trust II completed its IPO. Concurrent with the closing, SandRidge conveyed the Mississippian Trust II Royalty Interests to the Mississippian Trust II in exchange for the net proceeds of the IPO and 19,825,000 units (7,393,750, common units and 12,431,250, subordinated units). See Note 1 for further discussion of the Mississippian Trust II IPO.

•

East Texas Sale. On November 14, 2011, SandRidge sold producing properties located on over 23,000 net acres in Gregg, Harrison, Rusk and Panola counties in Texas for an agreed upon price of $231.0 million (“East Texas Sale”).

•

SandRidge Permian Trust. On August 16, 2011, the Permian Trust completed its IPO of 34,500,000 common units representing beneficial interests in the Permian Trust. Net proceeds to the Permian Trust, after certain offering expenses, were $580.6 million. Concurrent with the closing, SandRidge conveyed the Permian Trust Royalty Interests to the Permian Trust in exchange for the net proceeds of the Permian Trust’s IPO and 18,000,000 units (4,875,000 common units and 13,125,000 subordinated units), representing approximately 34.3% of the beneficial interest in the Permian Trust.

•

Arena Acquisition. On July 16, 2010, SandRidge completed the acquisition of all of the outstanding shares of common stock of Arena. In connection with the acquisition, SandRidge paid $4.50 in cash and issued 4.7771 shares of SandRidge common stock for each share of Arena common stock outstanding for a total value per share of $35.79, based upon the $6.55 closing price of SandRidge common stock on July 16, 2010, the closing date of the acquisition. The consideration received by Arena shareholders was valued at $1.4 billion in the aggregate. SandRidge was the surviving parent company after completion of the acquisition. In the second quarter of 2011, SandRidge completed its valuation of assets acquired and liabilities assumed related to the Arena Acquisition.

The unaudited pro forma condensed statement of operations for the year ended December 31, 2011 is based on the audited statement of operations of SandRidge for the year ended December 31, 2011, and includes pro forma adjustments to give effect to SandRidge’s conveyance of the Permian Trust Royalty Interests to the Permian Trust, the East Texas Sale and the conveyance of the Mississippian Trust II Royalty Interests to the Mississippian Trust II as if those transactions occurred on January 1, 2011, and to reflect the effects of final adjustments for the Arena Acquisition. SandRidge believes that the assumptions used provide a reasonable basis for presenting the effects directly attributable to these transactions. Certain reclassifications have been made to the historical statement of operations for the year ended December 31, 2011 to conform to the presentation in the historical statement of operations for the three months ended March 31, 2012.

SandRidge Energy, Inc.

Unaudited Pro forma Condensed Historical Statement of Operations

Year Ended December 31, 2011

		Pro Forma Adjustments
				Dispositions
	SandRidge Historical	Arena Acquisition		SandRidge Permian Trust		East Texas Sale		SandRidge Mississippian Trust II		SandRidge Pro Forma Historical
	(In thousands, except per share amounts)
Revenues
Oil and natural gas	$1,226,794	—		—		$(39,535	)(f)	—		$1,187,259
Drilling and services	103,298	—		—		—		—		103,298
Midstream and marketing	66,690	—		—		—		—		66,690
Other	18,431	—		—		—		—		18,431

Total revenues	1,415,213	—		—		(39,535)		—		1,375,678
Expenses
Production	322,877	—		—		(13,510	)(f)	—		309,367
Production taxes	46,069	—		—		(1,219	)(f)	—		44,850
Drilling and services	65,654	—		—		—		—		65,654
Midstream and marketing	66,007	—		—		—		—		66,007
Depreciation and depletion — oil and natural gas	317,246	—		—		(5,787	)(g)	—		311,459
Depreciation and amortization — other	53,630	—		—		—		—		53,630
Accretion of asset retirement obligation	9,368	—		—		(153	)(g)	—		9,215
Impairment	2,825	—		—		—		—		2,825
General and administrative	148,643	—		500	(c)	—		1,000	(c)	150,143
Gain on derivative contracts	(44,075)	—		—		—		—		(44,075)
Gain on sale of assets	(2,044)	—		—		—		—		(2,044)

Total expenses	986,200	—		500		(20,669)		1,000		967,031

Income from operations	429,013	—		(500)		(18,866)		(1,000)		408,647

Other income (expense)
Interest expense	(237,332)	—		3,132	(d)	—		—		(234,200)
Loss on extinguishment of debt	(38,232)	—		—		—		—		(38,232)
Other income, net	3,122	(2,152	)(a)	—		—		—		970

Total other expense	(272,442)	(2,152)		3,132		—		—		(271,462)

Income before income taxes	156,571	(2,152)		2,632		(18,866)		(1,000)		137,185
Income tax (benefit) expense	(5,817)	6,247	(b)	—		(53	) (h)	—		377

Net income	162,388	(8,399)		2,632		(18,813)		(1,000)		136,808
Less: net income attributable to noncontrolling interest	54,323	—		26,612	(e)	—		16,612	(i)	97,547

Net income attributable to SandRidge Energy, Inc.	108,065	(8,399)		(23,980)		(18,813)		(17,612)		39,261
Preferred stock dividends	55,583	—		—		—		—		55,583

Income available (loss applicable) to SandRidge Energy, Inc. common stockholders	$52,482	$(8,399)		$(23,980)		$(18,813)		$(17,612)		$(16,322)

Earnings (loss) per share
Basic	$0.13									$(0.04)

Diluted	$0.13									$(0.04)

Weighted average number of common shares outstanding
Basic	398,851									398,851

Diluted	406,645							(7,794	)(j)	398,851

(a)	Adjustment to reverse income amounts resulting from the final adjustment to liabilities established in the Arena Acquisition purchase price allocation that were reduced to zero based on final information received during the year ended December 31, 2011. Income from the settlement is considered non-recurring and therefore reversed in the unaudited pro forma condensed historical statement of operations.

(b)	Adjustment to reverse the release of a portion of SandRidge’s valuation allowance for the year ended December 31, 2011. A deferred tax liability resulted from the step-up in basis on the property acquired from Arena. This deferred tax liability was offset with SandRidge’s existing net deferred tax asset, resulting in the release of $7.0 million of valuation allowance against SandRidge’s existing net deferred tax asset for the year ended December 31, 2011. The $7.0 million valuation allowance release is presented net of $0.8 million of income tax expense related to the filing of Arena’s final tax returns. The release of the valuation allowance is considered non-recurring and therefore reversed in the unaudited pro forma condensed historical statement of operations for the year ended December 31, 2011.

(c)	The Permian Trust and Mississippian Trust II’s general and administrative expenses are each estimated at $1.3 million annually and include an annual administrative services fee of $0.3 million payable by each of the Permian Trust and Mississippian Trust II to SandRidge that will be eliminated in consolidation. Adjustment to the Permian Trust for the year ended December 31, 2011 is net of amounts attributable to the Permian Trust from August 16, 2011 to December 31, 2011 already reflected in the SandRidge historical results.

(d)	Adjustment to reflect reduction of interest expense due to repayment of amounts outstanding under SandRidge’s senior credit facility with proceeds from the Permian Trust’s initial public offering.

(e)	Reflects net income of the Permian Trust attributable to third-party beneficial ownership of 65.7%. Such amounts were estimated based on pro forma income of the Permian Trust of $89.8 million less estimated depletion of $15.7 million for the year ended December 31, 2011. Adjustment for the year ended December 31, 2011 is net of amounts attributable to the Permian Trust from August 16, 2011 to December 31, 2011 already reflected in the SandRidge historical results.

(f)	Adjustment to reduce oil and natural gas sales, production expense and production tax expense for amounts attributable to the East Texas Properties during the year ended December 31, 2011.

(g)	Adjustment to reduce depletion, using the unit of production method under the full cost method of accounting, and accretion expense for amounts attributable to the East Texas Properties during the year ended December 31, 2011.

(h)	Adjustment to income tax expense for income tax attributable to net revenues generated by the East Texas Properties during the year ended December 31, 2011. Adjustment was based upon the SandRidge consolidated effective income tax rate excluding the effects of adjustments to SandRidge’s valuation allowance caused by the Arena Acquisition discussed in (b) above.

(i)	Reflects net income of the Mississippian Trust II attributable to a third-party beneficial ownership of 60.1%. Such amounts were estimated based on pro forma distributable income of the Mississippian Trust II of $37.3 million less estimated depletion of $9.7 million for the year ended December 31, 2011.

(j)	Adjustment to the weighted average number of common shares outstanding — diluted based on pro forma loss applicable to SandRidge Energy, Inc. common stockholders.

Note 5. Dynamic Unaudited Pro Forma Condensed Statement of Operations

Dynamic’s unaudited pro forma condensed statement of operations for the year ended December 31, 2011 included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2011 gives effect to its acquisition of certain oil and natural gas interests in the Gulf of Mexico from XTO Offshore Inc. and other related subsidiaries of ExxonMobil Corporation (“Exxon”) for $173.5 million on August 31, 2011 (the “XTO Acquisition”). The properties acquired comprise substantially all of the Gulf of Mexico assets that Exxon acquired as part of its acquisition of XTO Energy, Inc. in 2010.

Dynamic Offshore Resources, LLC

Unaudited Condensed Consolidated Pro Forma Statement of Operations

For the Year Ended December 31, 2011

	Dynamic Historical	XTO Acquisition	Pro Forma Adjustments		Dynamic Pro Forma Historical
	(In thousands)
Revenues	$520,782	$95,638	$—		$616,420

Expenses
Production	113,487	19,607	—		133,094
Exploration expense	15,085	—	—		15,085
Depreciation, depletion and amortization	173,585	—	29,872	(a)	203,457
General and administrative expense	24,400	—	—		24,400
Other operating expense	77,505	4,125	2,494	(a)	84,124

Total expenses	404,062	23,732	32,366		460,160

Income from operations	116,720	71,906	(32,366)		156,260

Other income (expense)
Interest expense	(9,503)	—	(3,504	)(b)	(13,007)
Commodity derivative income	43,734	—	—		43,734
Bargain purchase gain	282	—	—		282
Other	(145)	—	—		(145)

Total other income	34,368	—	(3,504)		30,864

Income before income taxes	151,088	71,906	(35,870)		187,124
Income tax benefit	(5,359)	—	—		(5,359)

Net income	156,447	71,906	(35,870)		192,483
Less: net income attributable to noncontrolling interest	460	—	—		460

Net income attributable to Dynamic	$155,987	$71,906	$(35,870)		$192,023

(a)	Adjustment to reflect additional depreciation, depletion and amortization expense and accretion expense attributable to XTO Acquisition properties.

(b)	Adjustment to reflect additional interest expense incurred on $173.7 million in borrowings to fund the XTO Acquisition from January 1, 2011 to August 31, 2011, at an estimated annual rate of approximately 3.0%.